Exhibit 10.65

EXECUTION VERSION

AMENDMENT NO. 1

TO MASTER REPURCHASE AGREEMENT

Amendment No. 1 to Master Repurchase Agreement, dated as of November 19, 2013 (this “Amendment”), by and between Bank of America, N.A. (“Buyer”) and Caliber Home Loans, Inc. (“Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of September 18, 2013, (the “Existing Master Repurchase Agreement”; as amended by this Amendment, the “Master Repurchase Agreement”).

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Most Favored Status. Section 9.16 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

9.16

Most Favored Status. Seller and Buyer each agree that should Seller or any Subsidiary thereof enter into a repurchase agreement, warehouse facility or similar credit facility in each case providing mortgage warehouse or servicing advance financing with any Person (including, without limitation, Buyer or any of its Affiliates) which by its terms provides more favorable terms with respect to any financial or other material covenants covering the same or similar matters set forth in Section 9.17 hereof (each, a “ More Favorable Agreement”) then the Seller shall provide the Buyer with prompt notice (but in no event greater than five (5) Business Days) of such more favorable terms contained in such More Favorable Agreement.

SECTION 2. Definitions. Schedule 1 of the Existing Master Repurchase Agreement is hereby amended by:

2.1 deleting the definition of “Tangible Net Worth” in its entirety and replacing it with the following:

Tangible Net Worth: As of any date of determination, the Net Worth of Seller and its consolidated Subsidiaries, on a combined basis, determined in accordance with GAAP, minus (i) all intangibles determined in accordance with GAAP (including, without limitation, goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased mortgage servicing rights); (ii) any and all advances to, investments in and receivables held from Affiliates and (iii) Restricted Cash.

2.2 adding the definition of “Restricted Cash” in its proper alphabetical order:

Restricted Cash: For any Person, any amount of cash of such Person that is contractually required to be set aside, segregated or otherwise reserved.

SECTION 3. Fees and Expenses. Seller hereby agrees to pay to Buyer, on demand, any and all reasonable out-of-pocket fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 4. Conditions Precedent. This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8. GOVERNING LAW. THE AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A.,
Buyer

By:	/s/ Adam Robitshek
	Name:	Adam Robitshek
	Title:	Vice President

CALIBER HOME LOANS, INC.,
Seller

By:	/s/ Steve Smith
	Name:	Steve Smith
	Title:	Chief Financial Officer and Treasurer

Signature Page to Amendment No. 1 to Master Repurchase Agreement